UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Paramount Gold Nevada Corp.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0138393 (IRS Employer Identification No.)
665 Anderson Street Winnemucca, NV (Address of principal executive offices)	89445 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.01 par value	Name of each exchange on which each class is to be registered NYSE MKT LLC

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If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-201431.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item. 1.	Description of Registrant’s Securities to be Registered.

Paramount Gold Nevada Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder contained under the heading “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-201431), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2015, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item. 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 6, 2015	Paramount Gold Nevada Corp.
	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer